EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28250, 33-58723, 333-50719, 333-86306, 333-69331, 333-91519, 333-91521, 333-43348, 333-106638, 333-114625, 333-118963, 333-127402, 333-132035) and Form S-3 (Nos. 333-61583, 333-86330, 333-118382) of SunTrust Banks, Inc. of our report dated February 28, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Atlanta, GA February 28, 2006